UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 12, 2009 (May 12, 2009)

INLAND REAL ESTATE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-32185	36-3953261
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2901 Butterfield Road
Oak Brook, Illinois 60523
(Address of Principal Executive Offices)

(630) 218-8000
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

On May 12, 2009, Inland Real Estate Corporation (the “Company”) entered into an underwriting agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wachovia Capital Markets, LLC, as representatives of the several underwriters named in Schedule A thereto (the “Underwriting Agreement”).  Pursuant to the terms and conditions of the Underwriting Agreement, the Company agreed to sell 16,000,000 shares of common stock, par value $0.01 per share, at a per share purchase price to the public of $6.50.  Pursuant to the Underwriting Agreement, the Company granted the underwriters an option to purchase up to 2,400,000 additional shares of common stock to cover over-allotments, if any.  The common stock was offered and sold pursuant to a prospectus supplement, dated May 12, 2009 and related prospectus, dated April 27, 2009, relating to the Company’s shelf registration statement on Form S-3 (File No. 333-158800).  A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference.

Item 9.01               Financial Statements, Pro Forma Financial Information and Exhibits.

(d)	Exhibits:

	Exhibit No.	Description

1.1

Underwriting Agreement, dated May 12, 2009 among Inland Real Estate Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wachovia Capital Markets, LLC as representative of the several underwriters named in Schedule A thereto.

	5.1	Opinion of Venable LLP regarding legality of the shares.

	8.1	Opinion of Shefsky & Froelich, Ltd. regarding tax matters.

	23.1	Consent of Venable LLP (included in Exhibit 5.1).

	23.2	Consent of Shefsky & Froelich, Ltd. (included in Exhibit 8.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:       May 12, 2009

INLAND REAL ESTATE CORPORATION

By:	/s/ BRETT A. BROWN
Name:	Brett A. Brown
Title	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1

Underwriting Agreement, dated May 12, 2009 among Inland Real Estate Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wachovia Capital Markets, LLC as representative of the several underwriters named in Schedule A thereto.

5.1	Opinion of Venable LLP regarding legality of the shares.

8.1	Opinion of Shefsky & Froelich, Ltd. regarding tax matters.

23.1	Consent of Venable LLP (included in Exhibit 5.1).

23.2	Consent of Shefsky & Froelich, Ltd. (included in Exhibit 8.1).